UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 18, 2014

China Herb Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
505 West 8th Avenue, Suite 16, Mesa, AZ 85201
(Address of principal executive offices)

480-525-3241
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Company previously reported in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for period ended March 31, 2013, as amended, that the Company’s plan of operations was to become a global medical and spa company with a focus on Asia. After consultation with its professional and business advisors in the United States and Asia, management has decided that this is no longer the plan of operations of the Company.  No agreements had been entered into by the Company with any party in connection with such plan.

Instead, at this time, the Company will begin the process of evaluating new industry, geographic and market opportunities for the Company. This may take the form of acquiring a business, being acquired by an existing business or developing a business organically. Any such efforts may require significant capital, which the Company currently lacks. There is no assurance that any such opportunity will become available. There is also no assurance that, if any opportunity becomes available, the Company will have the financial and other resources available to take advantage of such opportunity, since the Company’s has extremely limited liquidity.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2014

China Herb Group Holdings, Inc.

By:	/s/ Qiuping Lu
Qiuping Lu
President and Chief Executive Officer